TEXOLA ENERGY CORPORATION

206 – 475 Howe Street

Vancouver, BC V6C 2B3

February 7, 2007

VIA FACSIMILE AND EDGAR

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7010

USA

Attention:    Kelly McCusker

Dear Sirs/Mesdames:

Re: Texola Energy Corporation (the “Company”)

                              The Company writes this letter in connection with its response to the comment letter from the Securities and Exchange Commission (the “Commission”) dated December 21, 2006. Accordingly, the Company acknowledges and confirms that:

1.	the Company is responsible for the adequacy and accuracy of the disclosure in the filings;
2.	staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filings; and
3.	the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

We trust you will find the foregoing to be in order. Should you have any questions, please do not hesitate to contact the undersigned.

Yours truly,

TEXOLA ENERGY CORPORATION

Per:    /s/ Thornton Donaldson

Authorized Signatory

Name: Thornton Donaldson

Title: President, Secretary, Treasurer and Director

CW1053387.1